EXHIBIT 3.1b

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                         GAY ENTERTAINMENT NETWORK, INC.

                UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

     The undersigned, being the president and the secretary of Gay Entertainment Network, Inc. does hereby certify and set forth:

     1. The name of the corporation is Gay Entertainment Network, Inc.

     2. The certificate of incorporation of Gay Entertainment Network, Inc. was filed by the Department of State on the 12th day of November, 1992.

     3. Article FIRST of the certificate of incorporation of Gay Entertainment Network, Inc., which sets forth the name of the corporation, is hereby amended to read:

        FIRST:  The name of the corporation is:

                       GAY ENTERTAINMENT TELEVISION, INC.

     4. The amendment to the certificate of incorporation of Gay Entertainment Network, Inc. was authorized by the joint unanimous written consent of the sole director and sole shareholder of the corporation.

     SUBSCRIBED AND AFFIRMED by the undersigned as true under penalties of perjury on November 2, 1993.

                                           /s/ MARVIN SCHWAM
                                           -----------------
                                           Marvin Schwam, President
                                           and Secretary